                                                                    EXHIBIT 10.7


                            SECOND AMENDMENT TO THE
                           VARCO INTERNATIONAL, INC.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        This Amendment by Varco International, Inc. (hereinafter referred to as the "Company") is made with reference to the following facts:

        Effective January 1, 1991, the Company adopted the Varco International, Inc. Supplemental Executive Retirement Plan (hereinafter the "Plan") which reserves to the Board of Directors (hereinafter the "Board") the right to amend the Plan (Section 7.03 thereof). The Board has adopted a Resolution approving this First Amendment and an authorized officer of the Company has executed the same amending the Plan in the manner hereinafter provided.

        NOW, THEREFORE, the Plan is hereby amended as follows:



                                       I.

        Effective as of January 1, 1997, Section 3.01 of the Plan is amended to correct and clarify the meaning of this section by replacing this section with the following:

        "Each Participant shall have a nonforfeitable right to receive an annual fixed dollar amount equal to 40% of the average of a Participant's highest five calendar years of base salary. For example, if an Employee who is 100% vested and who turns 65 on January 1, 1997, wants to retire in 1997, and he earns $110,000 in 1992, $115,000 in 1993, $120,000 in 1994, $125,000 in 1995,
and $130,000 in 1996, for a total of $600,000. His average pay for his highest five calendar years would be $120,000. His annual benefit would be 40% of $120,000 or $48,000 ($4,000 per month). This annual benefit is a guaranteed benefit payable for 120 months to the Participant and, in the event of his death prior to receiving 120 payments, the remaining payments would continue to his Beneficiary until a total of 120 payments have been made. Such amount shall be multiplied by a fraction in which the numerator is Years of Service at Retirement and the denominator is 15 if the Participant is hired after attaining age 50."

                                      II.

        Effective January 1, 1997, Section 3.06(a) is amended by replacing the first sentence in that section with the following:

        "The annual benefit for normal retirement pursuant to Section 3.01 shall be payable in monthly installments beginning at age 65 for a period of 120 months guaranteed."